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                                                                      EXHIBIT 21

                   SUBSIDIARIES OF STERLING BANCSHARES, INC.

     The following is a list of the subsidiaries of Sterling Bancshares, Inc.:

Sterling Bancorporation, Inc.               Sterling Bank
  A Delaware corporation                      A Texas state banking association
  PO Box 631                                  2550 North Loop West, Suite 600
  Wilmington, Delaware 19899                  Houston, Texas 77092
Sterling Bancshares Capital Trust I         Sterling Bancshares Capital Trust II
  A Delaware statutory business trust         A Delaware statutory business trust
  15000 Northwest Freeway                     15000 Northwest Freeway
  Houston, Texas 77040                        Houston, Texas 77040
Sterling Bancshares Statutory Trust One     Sterling Bancshares Capital Trust III
  A Connecticut statutory business trust      A Delaware statutory business trust
  2550 North Loop West, Suite 600             15000 Northwest Freeway
  Houston, Texas 77092                        Houston, Texas 77040
CMCR Holding Company
  A Delaware corporation
  13100 Northwest Freeway
  Houston, Texas 77040

     CMCR Holding Company is the parent company of Sterling Capital Mortgage Company, an originator and servicer of one-to-four single family residential mortgage loans. Sterling Capital Mortgage Company originates a significant portion of its mortgage business through twenty-five subsidiary entities.